UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2016 (June 17, 2016)

ACELITY L.P. INC.

(Exact name of registrant as specified in its charter)

Guernsey	333-184233-14	98-1022387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12930 West Interstate 10 San Antonio, Texas	78249
(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code: (210) 524-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 22, 2016, Kinetic Concepts, Inc. (“KCI”) and KCI USA, Inc. (“KCI USA,” and together with KCI, the “Issuers”), each a wholly-owned subsidiary of Acelity L.P. Inc. (the “Company”), issued $190 million aggregate principal amount of the Issuers’ 7.875% First Lien Senior Secured Notes due 2021 (the “Notes”) at an initial issue price of 105.250%, plus accrued interest from February 9, 2016, pursuant to an Indenture (the “Indenture”), dated as of February 9, 2016, by and among the Issuers, the Company, the other guarantors party thereto (together with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). The Notes will be treated as a single series with the $400 million aggregate principal amount of 7.875% First Lien Senior Secured Notes due 2021 that were issued on February 9, 2016 by the Issuers (the “Existing First Lien Notes”). The Issuers intend to use the gross proceeds from the Notes, together with cash on hand, to repay the non-extended term loan borrowings under the Issuers’ Senior Dollar Term E-1 Credit Facility due to mature on May 4, 2018, together with accrued interest thereon, and to pay fees and expenses related to such repayment, the amendment and extension of the Issuers’ senior secured credit facilities (the “Credit Facilities”), which closed on June 16, 2016, and the offering of the Notes.

The Notes were issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act. The Notes and the related guarantees may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities.

Interest; Ranking; Guarantees; Security

The Notes will mature on February 15, 2021, and accrue interest at a rate of 7.875% per annum, payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2016.

The Notes are the Issuers’ and the Guarantors’ first lien senior secured obligations and rank (i) equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior debt, including borrowings under the Issuers’ Credit Facilities, the Existing First Lien Notes and the Issuers’ 12.5% Senior Unsecured Notes due 2019 (the “Existing Unsecured Notes”) and 10.5% Second Lien Senior Secured Notes due 2018 (the “Existing Second Lien Notes” and, together with the Existing First Lien Notes and the Existing Unsecured Notes, the “Existing Notes”); (ii) effectively senior to all of the Issuers’ and the Guarantors’ existing and future unsecured debt and junior lien debt, including the Existing Unsecured Notes and the Existing Second Lien Notes, to the extent of the value of collateral securing the Notes; (iii) senior in right of payment to all of the Issuers’ and the Guarantors’ future subordinated debt; and (iv) structurally subordinated to all existing and future liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes are initially fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Company, and certain of the Company’s subsidiaries, including each of the Company’s subsidiaries (other than the Issuers) to the extent such entities guarantee indebtedness under the Credit Facilities or the Existing Notes. Upon the occurrence of certain events described in the Indenture, the Company and certain of its subsidiaries may be released from their guarantees of the Notes.

In connection with the issuance of the Existing First Lien Notes, the Issuers and the Guarantors entered into a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “IP Security Agreement”), each dated as of February 9, 2016, in favor of the Collateral Agent. Pursuant to the Security Agreement and the IP Security Agreement, amounts issued under the Existing First Lien Notes and the Notes are secured on a first priority basis by a perfected security interest in substantially all of the Issuers’ and the Guarantors’

tangible and intangible assets (subject to certain exceptions), including certain U.S. registered intellectual property and all of the capital stock of each of the Company’s direct and indirect wholly-owned material restricted subsidiaries, including the Issuers (limited, in the case of foreign subsidiaries and domestic foreign holding companies, to 65% of the voting capital stock of material foreign subsidiaries and domestic foreign holding companies).

Optional Redemption

The Issuers may redeem some or all of the Notes at any time prior to February 15, 2018 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date, plus a make-whole premium. On or after February 15, 2018, the Issuers may redeem some or all of the Notes at redemption prices equal to 103.938% through February 14, 2019, 101.969% from February 15, 2019 through February 14, 2020 and at par thereafter, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to February 15, 2018, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes, at a redemption price equal to 107.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings.

Change of Control

Upon the occurrence of certain kinds of changes of control specified in the Indenture, the Issuers will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants and Events of Default

The Indenture contains covenants that, among other things, restrict the ability of the Issuers and the Guarantors, to: (i) incur additional debt or issue preferred stock; (ii) make certain types of investments and other restricted payments; (iii) create liens; (iv) enter into transactions with affiliates; (v) sell assets; (vi) engage in certain mergers, consolidations and acquisitions; (vii) restrict dividends or other payments from subsidiaries; and (vii) pay dividends on stock or redeem or repurchase stock or subordinated debt. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, the Trustee or holders of at least 30% in principal amount of the outstanding Notes and the Existing First Lien Notes, collectively, may declare the principal of and accrued and unpaid interest on, if any, all the Notes and the Existing First Lien Notes to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, which is filed as Exhibit 4.1 hereto, the global notes representing the Notes, which are filed as Exhibit 4.2 hereto and the officer’s certificate, which is filed as Exhibit 4.3 hereto, each of which is incorporated herein by reference.

Item 8.01. Other Events

On June 17, 2016, the Company issued press releases to announce the Issuers’ intent to offer the Notes in a private offering and the pricing of Notes in such private offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, N.A., as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 to Acelity L.P. Inc.’s Current Report on Form 8-K filed on February 10, 2016).

4.2	Global Notes representing 7.875% First Lien Senior Secured Notes due 2021.

4.3	Officer’s Certificate, dated June 22, 2016.

99.1	Launch press release, dated June 17, 2016.

99.2	Pricing press release, dated June 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACELITY L.P. INC.

By	/s/ John T. Bibb

John T. Bibb

Authorized Signatory

Date	June 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 9, 2016, by and among Kinetic Concepts, Inc., KCI USA, Inc., the guarantors party thereto and Wilmington Trust, N.A., as trustee and as collateral agent (incorporated by reference to Exhibit 4.1 to Acelity L.P. Inc.’s Current Report on Form 8-K filed on February 10, 2016).

4.2	Global Notes representing 7.875% First Lien Senior Secured Notes due 2021.

4.3	Officer’s Certificate, dated June 22, 2016.

99.1	Launch press release, dated June 17, 2016.

99.2	Pricing press release, dated June 17, 2016.